UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2023

Vistagen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94080
(Address of principal executive offices)

(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Materially Definitive Agreement.

On September 1, 2023, Vistagen Therapeutics, Inc. (the “Company”) entered into an Exclusive Negotiation Agreement (the “Negotiation Agreement”) by and among the Company and Fuji Pharma Co., Ltd. (“Fuji Pharma”), a Tokyo Stock Exchange listed, Japan-based pharmaceutical company. Pursuant to the terms and conditions of the Negotiation Agreement, the Company agreed, for a limited period of time (described below), to negotiate exclusively with Fuji Pharma a potential license to develop and commercialize the Company’s PH80 product candidate in Japan, including for the acute treatment of moderate to severe vasomotor symptoms (hot flashes) due to menopause and potentially other indications. The Negotiation Agreement provides for a term of the later to occur of (i) fourteen (14) months beginning on the date of receipt of the Purchase Price (defined below) by the Company or (ii) ninety (90) days from the date that the U.S. Food and Drug Administration accepts an Investigational New Drug application for PH80 for the treatment of vasomotor symptoms (hot flashes) due to menopause (“Exclusive Negotiation Period”).

As consideration for the Exclusive Negotiation Period provided by the Company to Fuji Pharma under the Negotiation Agreement, Fuji Pharma has agreed to make a payment to the Company of $1,500,000 (“Purchase Price”) upon confirmation from the Company stating that a contract development and manufacturing organization has been selected by the Company for toxicity studies for PH80. The Purchase Price is not refundable, except upon a material breach of the Negotiation Agreement by the Company. Should the Company and Fuji Pharma enter into a definitive license agreement during the Exclusive Negotiation Period for the development and commercialization of PH80 in Japan (a “Potential Definitive Agreement”), the Purchase Price will be creditable against the signing fee for such agreement. Neither the Company nor Fuji Pharma is obligated to enter into the Potential Definitive Agreement, and if the Company and Fuji Pharma have not entered into the Potential Definitive Agreement on or before the end of the Exclusive Negotiation Period, either the Company or Fuji Pharma may terminate any further negotiations.

On September 5, 2023, the Company issued a press release announcing the Negotiation Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

The foregoing description of the Negotiation Agreement is subject to and is qualified in its entirety by reference to the full text of the form of the Negotiation Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

On September 8, 2023, the Company began utilizing a new corporate presentation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2.

The information in this Current Report on Form 8-K, including the information set forth in Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall Exhibit 99.2 filed herewith be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

See Item 8.01 regarding the Company’s issuance of a press release announcing the Negotiation Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

10.1	Exclusive Negotiation Agreement by and between Fuji Pharma Co., Ltd. and Vistagen Therapeutics, Inc., dated September 1, 2023.
99.1	Press Release issued by Vistagen Therapeutics, Inc., dated September 5, 2023.
99.2	Vistagen Therapeutics, Inc. Corporate Presentation, dated September 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistagen Therapeutics, Inc.

Date: September 8, 2023	By:	/s/ Shawn K. Singh
Shawn K. Singh Chief Executive Officer